Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alzamend Neuro, Inc. (the “Registrant”) on Form 10-K for the period ended April 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephan Jackman, Principal Executive Officer, and I, David J. Katzoff, Principal Financial Officer and Principal Accounting Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 27, 2023

By: /s/ Stephan Jackman
Name: Stephan Jackman
Title: Chief Executive Officer
(Principal Executive Officer)

Date: July 27, 2023

By: /s/ David J. Katzoff
Name: David J. Katzoff
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Alzamend Neuro, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.